REDEMPTION AGREEMENT

between

PHOENIX ACQUISITION COMPANY II, L.L.C.

and

MERISEL, INC.

Dated as of January 19, 2011

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Certain Defined Terms	1

ARTICLE II

PURCHASE AND SALE

SECTION 2.01.	Purchase and Sale of the Securities	3
SECTION 2.02.	Purchase Price	3
SECTION 2.03.	Payment of Purchase Price	3
SECTION 2.04.	Closing	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PHOENIX

SECTION 3.01.	Organization, Authority and Qualification	4
SECTION 3.02.	No Conflicts; Consents	4
SECTION 3.03.	Securities	5
SECTION 3.04.	Accredited Investor; Investigation	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.	Organization, Authority and Qualification	5
SECTION 4.02.	No Conflicts; Consents	6
SECTION 4.03.	Securities	6

ARTICLE V

COVENANTS

SECTION 5.01.	Consents and Approvals	7
SECTION 5.02.	Registration Rights	7
SECTION 5.03.	Resale and Transfer of Securities.	7
SECTION 5.04.	Confidentiality	8
SECTION 5.05.	Negotiations	8
SECTION 5.06.	Further Assurances; Reasonable Best Efforts	9

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ARTICLE VI

CONDITIONS PRECEDENT TO CLOSING

SECTION 6.01.	Conditions Precedent to Obligations of Phoenix	9
SECTION 6.02.	Conditions Precedent to Obligations of the Company	10

ARTICLE VII

TERMINATION

SECTION 7.01.	Conditions of Termination	12
SECTION 7.02.	Effect of Termination	12

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.	Survival	13

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01.	Expenses	13
SECTION 9.02.	Notices	13
SECTION 9.03.	Entire Agreement	14
SECTION 9.04.	Governing Law	14
SECTION 9.05.	Choice of Venue	14
SECTION 9.06.	Successors and Assigns; No Third-Party Beneficiaries	15
SECTION 9.07.	Amendments; Waivers	15
SECTION 9.08.	Severability	15
SECTION 9.09.	Counterparts	15
SECTION 9.10.	Section and Paragraph Headings	16

- ii -

EXHIBITS

Exhibit A	-	Certificate of Designation
Exhibit B	-	Amendment No. 2 to Stock and Note Purchase Agreement
Exhibit C	-	Registration Rights Agreement

SCHEDULES

Schedule 4.02	-	Consent

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REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”), dated as of January 19, 2011, between Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company (“Phoenix”), and Merisel, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Phoenix owns 346,163 shares of the issued and outstanding convertible preferred stock (the “Convertible Preferred Stock”) of the Company;

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to authorize and issue 140,000 shares, par value $0.01 per share, of Series A Preferred Stock of the Company (the “Preferred Stock”), pursuant to the terms set forth in that certain Certificate of Designation of Series A Preferred Stock of the Company, substantially in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, subject to the terms and conditions set forth herein, Phoenix desires to have redeemed by the Company, and the Company desires to redeem, all of the Convertible Preferred Stock owned by Phoenix in exchange for $3,500,000.00 in cash and the Preferred Stock.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Phoenix and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning set forth in the Preamble.

“Amendment No. 2 to Stock and Note Purchase Agreement” means that certain Amendment No. 2, dated on or before the Closing Date (as defined below), to the Stock and Note Purchase Agreement, dated as of September 19, 1997, by and among Phoenix, the Company and Merisel Americas, Inc., a Delaware corporation and wholly owned subsidiary of the Company, substantially in the form attached hereto as Exhibit B.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Cash Redemption Price” has the meaning set forth in Section 2.02.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Convertible Preferred Stock” has the meaning set forth in the Recitals.

“Equity Redemption Price” has the meaning set forth in Section 2.02.

“ERISA” means the Employee Retirement Income Security Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

 “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Lien” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Outside Date” has the meaning set forth in Section 7.01(e).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Phoenix” has the meaning set forth in the Preamble.

“Phoenix Representative” means any Affiliates, directors, managers, officers, employees, agents, attorneys, accountants, consultants, advisors or other representatives of Phoenix.

“Preferred Stock” has the meaning set forth in the Recitals.

“Redemption Price” has the meaning set forth in Section 2.02.

“Registration Rights Agreement” has the meaning set forth in Section 6.01(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Transaction Documents” means this Agreement, the exhibits and schedules hereto, the Amendment No. 2 to Stock and Note Purchase Agreement, the Registration Rights Agreement and all other agreements, instruments certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

ARTICLE II
REDEMPTION AND EXCHANGE

SECTION 2.01.  Purchase and Sale of the Securities.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), Phoenix hereby submits for redemption and transfers, assigns and delivers to the Company, and the Company hereby redeems and accepts all right, title and interest to the Convertible Preferred Stock owned by Phoenix, free and clear of all Liens, for the Redemption Price (as defined below).

SECTION 2.02.  Redemption Price.  The aggregate redemption price for the Convertible Preferred Stock shall consist of (a) $3,500,000.00 in cash (the “Cash Redemption Price”) and (b) the Preferred Stock (the “Equity Redemption Price” and, together with the Cash Redemption Price, the “Redemption Price”).

SECTION 2.03.  Payment of Redemption Price.  On the Closing Date, the Company shall (a) pay the Cash Redemption Price by wire transfer of immediately available funds to the account specified in writing by Phoenix at least one (1) Business Day prior to the

Closing Date and (b) deliver duly executed certificates representing the Equity Redemption Price registered in the name of Phoenix.

SECTION 2.04.  Closing.  Subject to the terms and conditions set forth in this Agreement, the closing of the redemption of the Convertible Preferred Stock and exchange of the Convertible Preferred Stock and Preferred Stock (the “Closing”) shall take place at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016 as promptly as practicable (and in any case within four (4) Business Days) after the date of the satisfaction or written waiver of the last of the conditions to the Closing set forth in Article VI (other than those conditions which, by their nature, are to be satisfied on or after the Closing Date), or at such other location and on such other date as may be mutually agreed by the parties hereto.  The date on which the Closing shall occur is sometimes referred to herein as the “Closing Date.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PHOENIX

Phoenix hereby represents and warrants to the Company as follows:

SECTION 3.01.  Organization, Authority and Qualification.  Phoenix is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary requisite limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Phoenix is duly licensed or qualified to do business and is in good standing in each jurisdiction which the operation of its business makes such licensing or qualification necessary, except to the extent that any failure to be so licensed or qualified would not adversely affect the ability of Phoenix to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents.  The execution and delivery of this Agreement and the other Transaction Documents by Phoenix, the performance by Phoenix of its obligations hereunder and thereunder and the consummation by Phoenix of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Phoenix and its members.  This Agreement has been duly executed and delivered by Phoenix, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes legal, valid and binding obligations of Phoenix, enforceable against Phoenix in accordance with their respective terms.

SECTION 3.02.  No Conflicts; Consents.  The execution, delivery and performance by Phoenix of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) violate, conflict with or result in the breach of any provision of the certificate of formation or operating agreement (or similar organizational documents) of Phoenix, (b) conflict with or violate any Law or Governmental Order applicable to Phoenix, (c) require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any Governmental Entity or any other Person, or (d) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of, any Lien on any of the Convertible

Preferred Stock pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Phoenix is a party or by which any of the Convertible Preferred Stock is bound or affected, except to the extent that such conflicts, breaches, defaults or other matters would not adversely affect the ability of Phoenix to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

SECTION 3.03.  Securities.  There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the Convertible Preferred Stock which obligate Phoenix to sell any of the Convertible Preferred Stock.  Phoenix is the record and beneficial owner of the Convertible Preferred Stock, and Phoenix owns the Convertible Preferred Stock free and clear of all Liens.  There are no voting trusts, stockholder or member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Convertible Preferred Stock.

SECTION 3.04.  Accredited Investor; Investigation.  Phoenix (a) is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act, (b) is acquiring the Preferred Stock for investment and for Phoenix’s own account and not with a view to, or for resale in connection with, any distribution, except pursuant to registration under the Securities Act or an exemption from such registration available under the Securities Act, and in compliance with foreign securities laws, as applicable, (c) understands that the Preferred Stock has not been registered under the Securities Act or under any securities or blue sky laws and, as a result, are subject to substantial restrictions on transfer, (d) has had the opportunity to ask questions of, and to receive answers from, appropriate officers and employees of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the Company and the Preferred Stock and (e) has had access to such financial and other information as requested in order for the undersigned to make an informed decision as to an investment in the Company, and has had the opportunity to obtain any additional information required to verify any of such information to which the undersigned has had access.  The representations of Phoenix in this Section 3.04 are made solely to ensure that the transfer of the Preferred Stock from the Company to Phoenix complies with applicable securities laws.

SECTION 3.05.  Brokers.  Phoenix is not liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein or pursuant to any other Transaction Document that will be the obligation of the Company, and Phoenix is not a party to any agreement which might give rise to a valid claim against the Company for any such fee, commission or similar payment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Phoenix as follows:

SECTION 4.01.  Organization, Authority and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction which the operation of its business makes such licensing or qualification necessary, except to the extent that any failure to be so licensed or qualified would not adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents.  The execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Phoenix, this Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

SECTION 4.02.  No Conflicts; Consents.  Except as set forth on Schedule 4.02, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Company, (c) require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any Governmental Entity or any other Person, or (d) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party, which would adversely affect the ability of the Company to carry out its obligations under, and to consummate the transaction contemplated by, this Agreement.

SECTION 4.03.  Securities.  Upon the issuance, sale and delivery as contemplated by this Agreement, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable shares of preferred stock of the Company, entitled to the rights described in the Certificate of Designation.

SECTION 4.04.  Capitalization.  After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the authorized capital stock of the Company will consist of 30,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of preferred stock, 360,000 of which preferred stock will be designated as Preferred Stock and 140,000 of which will be issued and outstanding as of the Closing Date.  As of the date hereof, 8,453,671 shares of Common Stock are issued and 7,214,784 shares of Common Stock are outstanding.  Except for options issued under the Company's stock option plans, (x) the Company has no outstanding securities convertible into or exchangeable for any shares of capital stock, (y) the Company has no outstanding rights or options for the purchase of, or agreements providing for the issue (contingent or otherwise) of, or calls, commitments or claims of any character relating to, any capital stock of the Company or any stock or securities convertible into or exchangeable for such capital stock and (z) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in the foregoing clause (x) or (y).

SECTION 4.05.  Brokers.  The Company is not liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein or pursuant to any other Transaction Document that will be the obligation of Phoenix, and the Company is not a party to any agreement which might give rise to a valid claim against Phoenix for any such fee, commission or similar payment.

ARTICLE V
COVENANTS

SECTION 5.01.  Consents and Approvals.  The Company shall, at its own expense, use all commercially reasonable efforts to obtain, prior to the Closing, the consent set forth on Schedule 4.02.

SECTION 5.02.  Registration Rights.  Except as provided by the Registration Rights Agreement, the Company will not, as of the Closing Date, be under any obligation to register any of the Preferred Stock under the Securities Act.

SECTION 5.03.  Resale and Transfer of Securities.

(a)           Phoenix agrees that it will not sell or otherwise transfer the Preferred Stock except pursuant to an effective registration statement under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

(b)           For the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, Phoenix shall not, and shall cause the Phoenix Representatives not to, commence any tender offer in respect of the outstanding shares of Common Stock for less than $1.25 per share.  If Phoenix or any Phoenix Representative enters into any agreement with any third party for the purchase and sale or other transfer of the Common Stock held by Phoenix or the Preferred Stock, Phoenix agrees that as a condition precedent to such transfer, such third party shall enter into a written agreement with the Company pursuant to which such third party shall agree to the terms of this Section 5.03(b); provided, however, if such third party acquires the Common Stock held by Phoenix or the Preferred Stock pursuant to either (i) a distribution thereof by Phoenix to its limited partners or (ii) a public offering, then such third party shall not be required to comply with the terms of this Section 5.03(b); and provided further that under no circumstances shall Phoenix have any obligation to enforce this Section 5.03(b) with respect to such third party or any liability as a result of any failure by any such third party to comply with this Section 5.03(b).  Any sale or transfer by Phoenix or any Phoenix Representative in violation of this Section 5.03(b) shall be null and void, and the Company shall have the right to instruct its transfer agent or any similar trust company, bank or financial institution maintaining the records of the Company’s stockholders to not transfer any shares of Common Stock or Preferred Stock subject to such invalid sale or transfer.

(c)           Following the Closing, if Phoenix or any Phoenix Representative enters into any agreement with any third party for the purchase and sale or other transfer of the Preferred Stock, Phoenix and the Phoenix Representatives agree that, as a condition precedent to such transfer, such third party shall enter into an agreement with the Company pursuant to which such third party shall agree to waive any rights pursuant to Section 6(f) of the Certificate of Designation with respect to any transfer by Phoenix or any Phoenix Representative of the Common Stock held by Phoenix.

SECTION 5.04.  Operating Company.  The Company agrees that it shall take all actions necessary to maintain its status as an operating company and shall not cause any of its assets or those of its subsidiaries to be deemed “Plan Assets” (as such term is defined by ERISA) with respect to the Company.

SECTION 5.05.  Information Rights.  The Company agrees that, so long as at least twenty percent (20%) of the shares of Preferred Stock issued by the Company on the Closing Date is outstanding, the Company will:

(a)           Annual Reports.  Furnish to each holder of shares of Series A Preferred Stock, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company or such later date permitted under the Exchange Act or any other applicable securities laws, rules and regulations, an audited consolidated balance sheet as of the end of such fiscal year, an audited consolidated statement of income, and an audited consolidated statement of cash flows of the Company and its subsidiaries for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein); and

(b)           Quarterly Reports.  Furnish to each such holder, as soon as practicable and in any event within forty-five (45) days of the last day of the applicable quarter-end or such later date permitted under the Exchange Act or any other applicable securities laws, rules and regulations, quarterly unaudited financial statements of each of the first three (3) fiscal quarters of the Company, including an unaudited balance sheet and an unaudited statement of income, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein).

SECTION 5.06.  Confidentiality.  Following the Closing, Phoenix shall, and shall cause any Phoenix Representative to, maintain in confidence any confidential information, in whatever format, concerning the Company, and such confidential information shall not be disclosed or used by Phoenix or any Phoenix Representative without the Company’s prior written consent; provided, however, that no such restriction shall apply to information which is or becomes generally available to the public other than as a result of a disclosure by Phoenix or a Phoenix Representative; provided further, however, if Phoenix or a Phoenix Representative becomes legally compelled to disclose any such information as referred to in this Section 5.06, Phoenix or such Phoenix Representative shall, to the extent not prohibited by applicable Law, provide the Company with prompt written notice before such disclosure to enable the Company either to seek, at its expense, a protective order or other appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 5.06 or both.

SECTION 5.07.  Negotiations.  From and after the date hereof and until the earlier to occur of the Closing Date and the termination of this Agreement pursuant to Article VII hereof, Phoenix shall not, and shall not permit any Phoenix Representatives to, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person or group (other than the Company and its directors, officers, employees, consultants, advisors, accountants, counsel, representatives and agents) concerning any sale or other transfer of the Convertible Preferred Stock.  Phoenix shall, and shall cause the Phoenix Representatives to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any such sale.  Phoenix shall promptly, and in any event within one (1) day, communicate to the Company the fact that an inquiry or communication concerning any such transaction which Phoenix, its Affiliates or any other Person acting on behalf of Phoenix or its Affiliates may receive or of which Phoenix may become aware, including the identity of the Person making such proposal, offer, inquiry or contact and the material terms and conditions thereof.

SECTION 5.08.  Further Assurances; Reasonable Best Efforts.  From time to time after the Closing Date, at the other party’s reasonable request, each of the parties hereto shall, and shall use commercially reasonable efforts to cause its representatives to, execute and deliver such other documents and instruments of conveyance and transfer and take such other actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

SECTION 6.01.  Conditions Precedent to Obligations of Phoenix.  The obligations of Phoenix to effect the Closing is subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions precedent:

(a)           Representations and Warranties of the Company.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as such specified date or dates), and Phoenix shall have received a certificate to that effect dated as of the Closing Date and signed by an officer of the Company.

(b)           Performance of the Obligations of the Company.  The Company shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and Phoenix shall have received a certificate dated the Closing Date and signed by a duly authorized representative of the Company to that effect.

(c)           No Injunction or Action.  No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement which has not been vacated, dismissed or withdrawn prior to the Closing Date.

(d)           Consents and Approvals.  At or prior to the Closing, the Company shall deliver to Phoenix the written consent required on Schedule 4.02, which consent shall be in full force and effect on the Closing Date.

(e)           Certificate of Designation.  The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Exhibit A.

(f)           Amendment No. 2 to Stock and Note Purchase Agreement.  The Company shall have executed the Amendment No. 2 to Stock and Note Purchase Agreement, substantially in the form attached hereto as Exhibit B.

(g)           Registration Rights Agreement.  The Company shall have executed the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(h)           Company Closing Deliverables.  The Company shall have delivered to Phoenix:

(i)           on the Closing Date, a wire transfer of the Cash Redemption Price, as contemplated by Section 2.02;

(ii)           on the Closing Date, all instruments necessary to effect the transfer of the Equity Redemption Price, as contemplated by Section 2.02;

(iii)           a certificate of the resolutions of the Board of Directors of the Company, approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby;

(iv)           a certificate of the Secretary or Assistant Secretary of the Company, as to the incumbency of the officers executing this Agreement, and the genuineness of their signatures; and

(v)           original signature pages to this Agreement and each other Transaction Document to which it is a party.

SECTION 6.02.  Conditions Precedent to Obligations of the Company.  The obligations of Company to effect the Closing is subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions precedent:

(a)           Representations and Warranties of Phoenix.  The representations and warranties of Phoenix contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and the Company shall have received a certificate to that effect dated the Closing Date and signed by an officer of Phoenix.

(b)           Performance of the Obligations of Phoenix.  Phoenix shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Company shall have received a certificate dated the Closing Date and signed by a duly authorized representative of Phoenix to that effect.

(c)           No Injunction or Action.  No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement which has not been vacated, dismissed or withdrawn prior to the Closing Date.

(d)           Consents and Approvals.  At or prior to the Closing, the Company shall have obtained the written consent required on Schedule 4.02, which consent shall be in full force and effect on the Closing Date.

(e)           Amendment No. 2 to Stock and Note Purchase Agreement.  Phoenix shall have executed the Amendment No. 2 to Stock and Note Purchase Agreement, substantially in the form attached hereto as Exhibit B.

(f)           Registration Rights Agreement.  Phoenix shall have executed the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(g)           Phoenix Closing Deliverables.  Phoenix shall have delivered to the Company:

(i)           on the Closing Date, all instruments necessary to effect the transfer of the Convertible Preferred Stock, as contemplated by Sections 2.01 and 2.02;

(ii)           a certificate of the resolutions of the Board of Managers of Phoenix, approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby;

(iii)           a certificate of the Secretary or Assistant Secretary of Phoenix, as to the incumbency of the officers executing this Agreement, and the genuineness of their signatures; and

(iv)           original signature pages to this Agreement and each other Transaction Document to which it is a party.

ARTICLE VII
TERMINATION

SECTION 7.01.  Termination.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time prior to the Closing Date:

(a)           by the mutual written agreement of Phoenix and the Company;

(b)           by the Company if Phoenix has breached any representation, warranty, covenant or agreement contained in this Agreement, such that the conditions set forth in Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of any date following the date hereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.01(b) unless any such breach has not been cured within five (5) Business Days after written notice by the Company to Phoenix informing Phoenix of such breach, it being understood and agreed that no cure period shall be required for a breach which by its nature cannot be cured; provided further, that the Company may not terminate this Agreement pursuant to this Section 7.01(b) if it is then in material breach of the terms of this Agreement;

(c)           by Phoenix if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, such that the conditions set forth in Section 6.01(a) or Section 6.01(b), as the case may be, would not be satisfied as of any date following the date hereof; provided, however, that Phoenix may not terminate this Agreement pursuant to this Section 7.01(c) unless any such breach has not been cured within five (5) Business Days after written notice by Phoenix to the Company informing the Company of such breach, it being understood and agreed that no cure period shall be required for a breach which by its nature cannot be cured; provided further, that Phoenix may not terminate this Agreement pursuant to this Section 7.01(c) if it is then in material breach of the terms of this Agreement;

(d)           by the Company or Phoenix if (i) there shall be a final, non-appealable order of a foreign, federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby, by any Governmental Authority which would make consummation of the transactions contemplated hereby illegal; and

(e)           by the Company or Phoenix if the Closing shall not have occurred on or before January 31, 2011 (the “Outside Date”); provided, however, that if the Closing shall not have occurred on or before the Outside Date as a result of the Company’s or Phoenix’s failure to fulfill any material obligation under this Agreement, which failure has been both intentional and the cause of, or resulted in, the failure of the Closing to be consummated on or before such date, then the consent of the other party shall be required to terminate this Agreement on or following the Outside Date.

SECTION 7.02.  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or, to the extent applicable, their respective officers, directors, stockholders, members or Affiliates, except (a) to the extent that such termination results from the material and intentional breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, it being understood and agreed that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a material and intentional breach of any provision of this Agreement occurring before such termination, (b) the terms set forth in this Section 7.02 and in Article IX shall survive any such termination of this Agreement and (c) the parties shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages and to enforce specifically any provision of this Agreement.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 8.01.  Survival.  All of the representations and warranties set forth in Articles III and IV of this Agreement shall survive the Closing and remain in full force and effect indefinitely.  All covenants and agreements contained in this Agreement which are to be performed post-Closing will survive the Closing in accordance with their terms.

SECTION 8.02.  Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing occurs.

SECTION 8.03.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

(a)	if to Phoenix:

Phoenix Acquisition Company II, L.L.C.
c/o Stonington Partners, Inc.
600 Madison Avenue
16th Floor
New York, NY  10022
Facsimile No:  (212) 339-8585
Attention: Bradley J. Hoecker

with a copy to (which copy shall not constitute notice):

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY  10022-6069
Facsimile No:  (212) 848-7179
Attention:  Clare O’Brien

(b)	if to the Company:

Merisel, Inc.
127 West 30th Street
5th Floor
New York, NY 10001
Attention:  Donald R. Uzzi and Victor L. Cisario
E-mail: donald.uzzi@merisel.com and victor.cisario@merisel.com with a copy to (which copy shall not constitute notice):

Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Facsimile No: (973) 274-6420
Attention: Edward B. Stevenson, Esq.

SECTION 8.04.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 8.05.  Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, and the other Transaction Documents contains the sole and entire agreements between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, understanding, negotiations, and agreements (whether written or oral) among the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

SECTION 8.06.  Governing Law.  This Agreement shall be governed under the laws of the State of New York, without regard to the conflicts of law provisions thereof.

SECTION 8.07.  Choice of Venue.  Each of the parties hereto irrevocably submits to the jurisdiction of the state and federal courts located in the State of New York, Southern District of New York or the New York State Supreme Court for the County of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the parties hereto irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby agree that the non-prevailing party in any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby shall pay for any and all costs, including attorney’s fees, incurred by the prevailing party in connection with any such action, suit or proceeding.

SECTION 8.08.  Successors and Assigns; No Third-Party Beneficiaries.  Neither this Agreement, the Transaction Documents nor the rights and obligations hereunder or thereunder may be assigned, subcontracted or otherwise delegated or transferred without the prior written consent of each other party hereto or thereto, as applicable.  All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns (and in the case of indemnities, for the benefit of all persons indemnified).  Nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person that is not a party hereto any rights, claims or remedies under or by reason of this Agreement or the other Transaction Documents, except for parties expressly entitled to the protection of any indemnification provision of this Agreement.

SECTION 8.09.  Amendments; Waivers.  This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The failure of any party at any time or times to require performance of any provisions hereof will in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

SECTION 8.10.  Severability.  If any provision of this Agreement shall become illegal, invalid, unenforceable or against public policy for any reason, or shall be held by any court of competent jurisdiction to be illegal, invalid, unenforceable or against public policy, then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.  In lieu of each provision that becomes or is held to be illegal, invalid, unenforceable or against public policy, there shall be automatically added to this Agreement a provision as similar in substance to the objectionable provision as may be possible and still be legal, valid, enforceable and in compliance with public policy.

SECTION 8.11.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SECTION 8.12.  Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PHOENIX ACQUISITION COMPANY II, L.L.C.

By:	Stonington Capital Appreciation 1994 Fund, L.P. as a member

	By:	Stonington Partners, L.P., its general partner

	By:	Stonington Partners, Inc. II, its general partner

By:	/s/ Bradley Hoecker
Name: Bradley Hoecker
Title: Partner

MERISEL, INC.

By:	/s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chairman of the Board, Chief Executive Officer and President

[Signature Page to Redemption Agreement]

Schedule 4.02

Consent

Revolving Credit and Security Agreement, dated as of August 13, 2010, by and among the Corporation, Merisel Americas, Inc., Color Edge LLC, Color Edge Visual LLC, Comp 24 LLC, Crush Creative LLC, Dennis Curtin Studios, LLC, MADP, LLC, Advertising Props, Inc., Fuel Digital, LLC, and PNC Bank, National Association

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

CERTIFICATE OF DESIGNATION
OF
SERIES A PREFERRED STOCK
OF
MERISEL, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Merisel, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors (the “Board”) by the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Corporation, the Board on January [●], 2011 adopted the following resolution creating a series of 360,000 shares of the authorized 1,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) to be designated as its Series A Preferred Stock:

RESOLVED, that pursuant to the authority conferred upon the Board by the Certificate of Incorporation of the Corporation, the Board hereby authorizes the creation of and establishes a series of Preferred Stock and hereby states the designation and number of shares thereof and fixes the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as follows:

1.           Designation Amount.  The shares of such series shall be designated as Series A Preferred Stock (the “Series A Preferred Stock”).  Shares of Series A Preferred Stock redeemed or purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series; provided, however, that such issued and reacquired shares of such series may be reissued as shares of Series A Preferred Stock as a stock dividend on outstanding shares of Series A Preferred Stock.

(a)           Number of Shares.  The number of authorized shares of Series A Preferred Stock shall initially be 140,000 which number may from time to time be increased by the Board.

2.           Definitions.  For purposes of this “Certificate of Designation”, the following terms shall have the meanings indicated:

“Affiliate” shall mean, with respect to any specified Person (as defined below), any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Change of Control” shall mean the occurrence of any Person or group of Persons acquiring (a) beneficial ownership of at least a majority of the voting Common Stock on a fully diluted basis and at least a majority of the voting power of the Corporation entitled to vote for the election of members of the board of directors of the Corporation or (b) at least 75% of the fair market value of the assets of the Corporation and its subsidiaries by sale, lease, transfer or other disposition thereof, and provided that there is no subsequent liquidation, dissolution or winding-up of the affairs of the Corporation as a result of such sale, lease, transfer or other disposition.

“Change of Control Notice” shall have the meaning set forth in Section 6(f).

“Change of Control Price” shall mean a price per share equal to $101 plus accrued and unpaid dividends.

“Closing Date” shall mean, with respect to the Series A Preferred Stock, January [●], 2011, or such other date as the parties agree upon in writing.

“Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

“Credit Agreement” shall mean that certain Revolving Credit and Security Agreement, dated as of August 13, 2010, by and among the Corporation, Merisel Americas, Inc., Color Edge LLC, Color Edge Visual LLC, Comp 24 LLC, Crush Creative LLC, Dennis Curtin Studios, LLC, MADP, LLC, Advertising Props, Inc., Fuel Digital, LLC, and PNC Bank, National Association, as amended, restated, supplemented, modified or replaced from time to time.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“Dividend Shares” shall have the meaning set forth in Section 4(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Junior Securities” shall have the meaning set forth in Section 3.

“Liquidation Preference” shall have the meaning set forth in Section 5(a).

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“Non-Business Day” shall have the meaning set forth in Section 4(a).

“Parity Securities” shall have the meaning set forth in Section 7(c).

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Senior Securities” shall have the meaning set forth in Section 7(c).

“Series A Original Issue Price” shall mean $100 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Series A Preferred Stock.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Voting Stock” of a corporation shall mean all classes and series of stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” shall mean a subsidiary, all the stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Corporation or a subsidiary) is owned by the Corporation or one or more Wholly Owned Subsidiaries.

3.           Rank.  The Series A Preferred Stock shall, with respect to dividend distributions and distributions on liquidation, winding up and dissolution, rank senior to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding (collectively, the “Junior Securities”).

4.           Dividends.

(a)           From and after the date of the issuance of any shares of Series A Preferred Stock (which may be issued from time to time on one or more days, and including any shares of Series A Preferred Stock issued as a dividend pursuant to this Section 4(a)), the holders of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of the Corporation, out of funds legally available therefor, dividends per share at the rate of 12% per annum of the Series A Original Issue Price.  Such dividends shall be cumulative and shall be payable quarterly in arrears in four equal amounts (other than the initial dividend due on March 31, 2011) on December 31, March 31, June 30 and September 30 (each of such dates being a “Dividend Payment Date” and each period between such dates being a “Dividend Period”), commencing March 31, 2011; provided, that if any such day shall be Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is or is declared a national or a New York state holiday (any of the foregoing, a “Non-Business Day”), then the Dividend Payment Date shall be the next succeeding day which is not a Non-Business Day.  Each such dividend shall be paid to stockholders of record on the respective date, not exceeding fifty (50) days preceding such Dividend Payment Date, as shall be fixed for this purpose by the Board in advance of payment of each particular

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dividend.  Any dividend payments made with respect to shares of Series A Preferred Stock will be made in either (i) cash, or (ii) additional fully paid and nonassessable shares of Series A Preferred Stock valued at $100 per share; provided, if dividend payments are not paid in cash at the rate of at least 8% per annum of the Series A Original Issue Price on a Dividend Payment Date, the holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of the Corporation, out of funds legally available therefor, dividends per share for the quarter ending on such Dividend Payment Date at the rate of 16% per annum of the Series A Original Issue Price; provided further, that notwithstanding anything to the contrary herein, any dividend payments with respect to such additional 4% per annum shall be made in additional fully paid and nonassessable shares of Series A Preferred Stock valued at $100 per share.  Any such payments in cash or in the issuance of such additional shares shall constitute full payment of such dividend.  The Corporation shall make such dividend payment on such Dividend Payment Date in cash and/or additional shares of Series A Preferred Stock to the extent permitted by applicable law, regardless of the terms of any other securities of the Corporation or any contract or other agreement to which it may be a party.  All dividends paid with respect to shares of Series A Preferred Stock pursuant to this Section 4(a) shall be paid pro rata to the holders entitled thereto.  The Corporation will issue, if necessary, fractions of a share (calculated to nearest 1/100 of a share) of Series A Preferred Stock as part of the payment of any dividend paid in additional shares of Series A Preferred Stock.  All shares of Series A Preferred Stock which may be issued as a dividend with respect to the Series A Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges.  Notwithstanding anything herein to the contrary, any dividend payments made with respect to shares of Series A Preferred Stock will be made in cash, and not in additional fully paid and nonassessable shares of Series A Preferred Stock, so long as (A) such cash payments are permitted under the Credit Agreement and related loan documents to which the Corporation is a party or by which its assets or properties are bound or may be subject and (B) the Board has determined, in its sole discretion, that such cash payments will not negatively impact the operations or prospects of the Corporation.

(b)           Dividends on shares of Series A Preferred Stock issued on the Closing Date shall be fully cumulative and shall accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends thereon shall accumulate; provided, however, that dividends on any share of Series A Preferred Stock issued as dividends shall be fully cumulative and shall accrue (whether or not earned or declared) from the applicable Dividend Payment Date.  Accumulated unpaid dividends for any past Dividend Periods may be declared by the Board and paid on any date fixed by the Board, whether or not a regular Dividend Payment Date, to holders of record on the books of the Corporation on such record date as may be fixed by the Board.  Holders of Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends.  No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends.  Dividends payable on shares of Series A Preferred Stock for any period greater or less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)           So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) declare, pay or set apart for payment any dividend on the Common

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Stock or any other shares of Junior Securities, (ii) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement, or other acquisition for value of any of, or redeem, purchase, retire or otherwise acquire for value any of, the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than as a result of a reclassification of Junior Securities, or the exchange or conversion of one class or series of Junior Securities for or into another class or series of Junior Securities, or other than through the use of proceeds of a substantially contemporaneous sale of other Junior Securities) or (iii) make any distribution in respect of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, in any such case, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends of a particular class or series of Junior Securities to holders of such Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or otherwise acquire for value any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, unless all dividends due and payable on the Series A Preferred Stock have been paid in cash or all shares of Series A Preferred Stock issued in lieu of cash dividends (“Dividend Shares”) have been redeemed or repurchased by the Corporation.

5.           Liquidation Preference.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Securities, including the Common Stock, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding (which amount is herein referred to as the “Liquidation Preference”), together with an amount in cash equal to all accrued and unpaid dividends thereon, to the date fixed for liquidation, dissolution or winding-up.  Except as provided in the preceding sentence, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation.  If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock, and all other shares of Series of stock of the Corporation ranking pari passu with respect to such payments, then the holders of all such shares shall share ratably with any other series of pari passu stock of the Corporation in any distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and such other pari passu shares are entitled were paid in full.  After payment of the full amount of the Liquidation Preference to which each holder is entitled, such holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of the assets of the Corporation.

(b)           For the purpose of this Section 5, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such voluntary sale conveyance,

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exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding-up of the Corporation.

6.           Redemption.

(a)           Subject to clause (h) of this Section 6, to the extent the Corporation shall have funds legally available for such redemption, the Corporation may, at any time or from time to time on or after January [●], 2013 (and at no time prior to such date), redeem in cash, in whole or in part, the shares of the Series A Preferred Stock at the time outstanding, upon notice given as hereinafter specified at a price equal to the Series A Original Issue Price, together with all accrued and unpaid dividends thereon.

(b)           Subject to clause (h) of this Section 6, the Corporation may redeem, in whole or in part, the shares of Series A Preferred Stock at the time outstanding at a price equal to the applicable Change of Control Price at any time after the Closing Date and on or within ninety (90) days after the date of a Change of Control.

(c)           On January [●], 2017, the Corporation shall redeem, in whole and in cash, all of the shares of Series A Preferred Stock then outstanding, at a price equal to the Series A Original Issue Price, together with all accrued and unpaid dividends.

(d)           Notwithstanding clauses (a) and (b) of this Section 6, the Corporation may redeem, in whole or in part, any Dividend Shares outstanding, at any time or from time to time, at a price equal to $100 per share, together with all accrued and unpaid dividends thereon.

(e)           In the event of partial redemptions of Series A Preferred Stock pursuant to Sections 6(a) and 6(b), the shares to be redeemed will be determined on a pro rata basis (as determined by the number of shares of Series A Preferred Stock outstanding on a record date not less than thirty (30) days nor more than sixty (60) days prior to the optional redemption date), provided, however, that the Corporation may redeem all shares held by any holders of a number of shares not to exceed 1,000 as may be specified by the Corporation pursuant to Sections 6(a) and 6(b).  On and after a redemption date, unless the Corporation defaults in the payment of the redemption price, dividends will cease to accrue on shares of Series A Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price and accrued and unpaid dividends thereon to the redemption date.

(f)           Upon the occurrence of a Change of Control, each holder of record of shares of Series A Preferred Stock will have the right, as set forth below, to require that the Corporation redeem such holder’s shares in cash at the Change of Control Price; provided, however, that no rights under this Section 6(f), with respect to any holder of record of shares of Series A Preferred Stock, shall attach to, and the Corporation shall have no obligations under this Section 6(f) with respect to, any Change of Control in which such holder is party to, or an Affiliate of a party to, any transaction effectuating such Change of Control, provided, however, that for purposes of this clause (f) of this Section 6, the Corporation shall be deemed not to be an Affiliate of any such holder.  Following any Change of Control, notice (a “Change of Control Notice”) shall be mailed by first class mail, postage prepaid and mailed within thirty (30) days of such Change of Control addressed to the holders of record of the shares at their respective last

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addresses as they shall appear on the books of the Corporation.  Each such notice shall state:  (i) that a Change of Control has occurred and that such holder has the right to require the Corporation to redeem such holder’s shares at a redemption price in cash equal to the applicable Change of Control Price, together with all accrued and unpaid dividends, to the date of redemption; (ii) the circumstances and, to the extent available, relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization of the Corporation or other relevant entity after giving effect to such Change of Control); (iii) the redemption date (which shall be not less than one hundred twenty (120) days from the date such notice is mailed); (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the instructions determined by the Corporation, consistent with such provision, that a holder must follow in order to have its shares redeemed.

(g)           Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of such series shall be reissued or sold as shares of Series A Preferred Stock unless reissued as a stock dividend on outstanding shares of Series A Preferred Stock.

(h)           Notwithstanding the foregoing provisions of Sections 6(a) and 6(b) hereof, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock shall be redeemed pursuant to Sections 6(a) and 6(b) hereof unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

(i)           Notice of every redemption of shares of Series A Preferred Stock shall be mailed by first class mail, postage prepaid, and mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom notice was defective.  Each such notice shall state:  (i) the redemption date; (ii) the total number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares of such holder to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

(j)           Notice having been mailed as aforesaid and provided that on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption so as to be and to continue to be available therefor, then, from and after the redemption date, dividends on the shares of Series A

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Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and all dividends accrued and unpaid to the date fixed for redemption) shall cease.  Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.  In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(k)           If such notice of redemption shall have been duly given and if, prior to the redemption date, the Corporation shall have irrevocably deposited the funds sufficient for the redemption with a bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all prohibitions on the Corporation set forth herein shall terminate, holders of the shares of Series A Preferred Stock called for redemption shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares (including dividends thereon accrued after such redemption date) except the right to receive payment of the redemption price (including all dividends accrued and unpaid to the date for redemption) upon surrender of their certificates.  Any funds deposited and unclaimed at the end of one year and eleven months from the date fixed for redemption shall be repaid to the Corporation upon its request, after which repayment the holders of shares called for redemption shall look only to the Corporation for payment of the redemption price.  The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America, or any state thereof, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption.  Any interest accrued on such funds shall be paid to the Corporation from time to time.

7.           Voting Rights.

(a)           Except as otherwise provided in this Section 7 or as otherwise from time to time provided by law, the holders of shares of Series A Preferred Stock shall have no voting rights and all voting rights in the Corporation shall be vested exclusively in the holders of the Common Stock of the Corporation.

(b)           (i)           If and whenever dividends are not paid on shares of Series A Preferred Stock in cash at the rate of at least 8% per annum of the Series A Original Issue Price for four (4) consecutive Dividend Payment Dates, in addition to any other legal or equitable remedy available to any holder, the number of directors then constituting the Board of the Corporation shall be increased by one (1) director and the holders of the then outstanding shares of the Series A Preferred Stock shall be entitled to elect one director at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of such shares of Series A Preferred Stock called as hereinafter provided.

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(ii)           Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meeting or by the written consent of the holders of Series A Preferred Stock pursuant to Section 228 of the Delaware General Corporation Law.  Such voting right of the Series A Preferred Stock shall continue until such time as (A) all dividends accumulated on the Series A Preferred Stock shall have been paid in full and (B) the Corporation has fulfilled all redemption obligations with respect to such series to the extent such obligations have matured, at which time such voting right of the holders of the Series A Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation for the requisite period of time to pay dividends in cash or to discharge its redemption obligations, as described above.

(iii)          At any time after such voting power shall have been so vested in shares of Series A Preferred Stock and such right shall not already have been initially exercised, a proper officer of the Corporation may, and upon the written request of any holder of shares the Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of the Series A Preferred Stock for the election of the one director to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the stockholders or as required by law.

Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or if none, at a place designated by the Secretary of the Corporation.  If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of the Series A Preferred Stock then outstanding may designate in writing a holder of the Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section 7(b)(iii) or at such other place as is selected by such person so designated.  Any holder of Series A Preferred Stock which would be entitled to vote at any such meeting shall have access to the stockholders of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.  Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

(iv)          At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Stock shall have the right to elect a director as provided herein, the presence in person, or by proxy of the holders of the lesser of (A) a majority of the then outstanding shares of the Series A Preferred Stock or (B) a percentage of the then outstanding shares of the Series A Preferred Stock, which percentage is equal to the percentage of the then outstanding shares of Common Stock then required to constitute a quorum for the election of

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directors by holders of Common Stock, shall be required and be sufficient to constitute a quorum of the series for the election of directors by such series.  The director to be elected by the holders of Series A Preferred Stock pursuant to this Section 7 shall be elected by the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock.  At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of the Series A Preferred Stock shall not prevent the election of directors other than the director to be elected by the holders of Series A Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Series A Preferred Stock and (y) in the absence of a quorum of the holders of any class or series of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such series shall have the power to adjourn the meeting for the election of directors which the holders of such series are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

(v)           The term of office of all directors elected by the holders of Series A Preferred Stock pursuant to Section 7(b)(i) hereof in office at any time when the aforesaid voting rights are vested in the holders of Series A Preferred Stock shall terminate in one year or upon the election of their successors at any meeting of stockholders for the purpose of electing directors, if later.  Upon any termination of the aforesaid voting rights in accordance with Section 7(b)(ii) hereof, the term of office of all directors elected by the holders of Series A Preferred Stock pursuant to Section 7(b)(i) hereof then in office thereupon shall terminate and upon such termination the number of directors constituting the Board shall, without further action, be reduced by, the number of directors elected by the holders of Series A Preferred Stock, subject always to the increase of the number of directors pursuant to Section 7(b)(i) hereof in case of the future right of the holders of Series A Preferred Stock to elect a director as provided herein.

(vi)           In case of any vacancy occurring among the directors so elected, the holders of the Series A Preferred Stock then outstanding may, at a special meeting of the respective holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

(c)           In addition to any vote or consent of stockholders required by law or the Certificate of Incorporation, the consent of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)           Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the by-laws of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of shares of the Series A Preferred Stock, provided, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any of the Corporation’s Junior Securities, shall not be deemed to affect adversely the powers, rights or preferences of the holders of shares of Series A Preferred Stock; or

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(ii)           The amendment of this Certificate of Designation to allow for the authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into any class or series of stock that ranks senior to (“Senior Securities”) or pari passu with (“Parity Securities”) the series of Series A Preferred Stock, provided, however, that no such consent of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such Senior Security, Parity Security or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding; provided further that the limitation on redemptions set forth in Section 6(a) hereof shall apply to any such redemption or proposed redemption; or

(iii)           The creation, issuance, or guarantee of any debt security senior to the Series A Preferred Stock, if after such creation, issuance or guarantee the Corporation’s total indebtedness is greater than 3.5x the Corporation’s EBITDA, based on the twelve month period immediately prior to any date of determination; provided, that notwithstanding the foregoing, the Corporation shall at all times be permitted to borrow amounts under the Credit Agreement or any replacement credit facility thereof.

(d)           Subject to Sections 3, 4 and 7(c) hereof, none of (i) the creation, authorization or issuance of any shares of any Junior Securities (provided that the terms of such Junior Securities are not inconsistent, or do not in any way conflict, with the terms of the Series A Preferred Stock) or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Junior Securities, (ii) the creation of any indebtedness of any kind of the Corporation (other than indebtedness described in Section 7(c)(iii) or convertible into any Senior Security or Parity Security), or (iii) the increase or decrease in the amount of authorized capital stock of any class, including the Series A Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Series A Preferred Stock, shall be deemed to alter, change or affect adversely the powers, preferences and special rights of shares of Series A Preferred Stock and each of (i), (ii) and (iii) of this Section 7(d) may be effected without the consent of the holders thereof.

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IN WITNESS WHEREOF, Merisel, Inc. has caused this Certificate to be signed by its Chief Executive Officer and President and attested by its Secretary this ____ day of January, 2011.

MERISEL, INC.

By:
	Name:	Donald R. Uzzi
	Title:	Chairman of the Board, Chief Executive Officer and President

Attest:

MERISEL, INC.

By:
	Name:	Victor L. Cisario
	Title:	Secretary

EXHIBIT B

AMENDMENT NO. 2 TO STOCK AND NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO STOCK AND NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered as of the ____ day of January, 2011, by and among Merisel, Inc., a Delaware corporation (the “Company”), Merisel Americas, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merisel Americas”) and Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company (“Phoenix”).

RECITALS

WHEREAS, the Company, Merisel Americas and Phoenix are party to that certain Stock and Note Purchase Agreement, dated as of September 19, 1997 (the “Original Agreement”); and

WHEREAS, in accordance with Section 8.03 of the Original Agreement, the parties intend to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENTS

Section 1.                   Definitions.  Defined terms used herein and not otherwise defined shall have the meanings set forth in the Original Agreement, as amended.

Section 2.                   Amendments.  The Original Agreement is hereby amended to delete Section 6.07 of the Original Agreement in its entirety.  Except as amended herein, all other terms, covenants, agreements and conditions set forth in the Original Agreement shall remain in full force and effect.

Section 3.                   Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.                   Titles.  The titles of the Sections of this Amendment are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to any applicable conflicts of law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PHOENIX ACQUISITION COMPANY II, L.L.C.

By:	Stonington Capital Appreciation 1994 Fund, L.P. as a member

	By:	Stonington Partners, L.P., its general partner

	By:	Stonington Partners, Inc. II, its general partner

By:
Name:
Title:

MERISEL, INC.

By:
Name: Donald R. Uzzi
Title: Chairman of the Board, Chief Executive Officer and President

MERISEL AMERICAS, INC.

By:
Name: Donald R. Uzzi
Title: President

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered as of the ____ day of January, 2011, by and among Merisel, Inc., a Delaware corporation (the “Company” or the “Registrant”) and Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company (“Investor”).

WHEREAS, as of the date hereof, the Investor owns Registrable Securities of the Company; and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Investor and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

SECTION 1.1      Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

“Affiliate” with respect to any person, shall mean any other person who, directly or indirectly, controls, is controlled by or is under common control with such first person.

“Commission” shall mean the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable.

“Common Stock” shall mean common stock, par value $0.01 per share, of the Company, any securities into which such shares of common stock shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares of common stock.

“control” when used with respect to any person, shall mean the power to direct management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Holder” shall mean Investor or any transferee or assignee to which the rights under this Agreement are assigned in accordance with the provisions of Section 6.3 hereof.

“Holder Common Stock” shall mean the shares of Common Stock held by Investor.

“person” shall mean a corporation, association, partnership, organization, group (as such term is used in Rule 13d-5 under the Exchange Act), individual, governmental agency or other entity.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Preferred Shares” shall mean shares of Series A Preferred Stock on terms and conditions substantially identical to those of the Series A Preferred Stock held by Investor to the extent that transfer and other provisions of the Series A Preferred Stock may be amended for purposes of the registration of such Series A Preferred Stock in accordance herewith.

“Registrable Securities” shall mean collectively, the Registrable Preferred Shares and the Registrable Shares.

“Registrable Shares” shall mean (a) the shares of Holder Common Stock, together with any shares of Common Stock issued as or issuable upon the exercise of any warrant, right, option or other security which is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Holder Common Stock, and (b) any shares of Common Stock issued by way of a stock split of the Holder Common Stock or the Common Stock referred to in clause (a) of this paragraph.  For purposes of this Agreement, any Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares shall have been declared effective and such Registrable Shares have been disposed of pursuant to such effective registration statement, (ii) such Registrable Shares are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned, (iii) such Registrable Shares are sold pursuant to Rule 144 under the Securities Act, (iv) such securities are distributable under Rule 144 (or any successor provision) under the Securities Act without compliance with volume limitations or other restrictions or (v) such Registrable Shares cease to be outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Series A Preferred Stock” shall mean Series A Preferred Stock, par value $0.01 per share, of the Company, together with any shares of Series A Preferred Stock issued as a dividend or other distribution with respect to, or in replacement of, the Series A Preferred Stock.

SECTION 1.2     Headings.  The descriptive headings of the Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this

Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

SECTION 2.1     Representations and Warranties of Investor.  Investor hereby represents and warrants to Registrant that Investor has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Investor have been duly authorized by Investor and no other proceedings on the part of Investor are necessary to authorize this Agreement and the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by Investor and, assuming the due execution hereof by Registrant, constitutes the legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms.

SECTION 2.2    Representations and Warranties of Registrant.  Registrant hereby represents and warrants to Investor that it has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Registrant and the consummation by the Registrant of the transactions contemplated hereby have been duly authorized by the Board of Directors of Registrant, no other corporate proceedings on the part of Registrant are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Registrant and, assuming the due execution hereof by Investor, constitutes the valid and binding obligation of Registrant, enforceable against Registrant in accordance with its terms.

ARTICLE III
NOTICE OF TRANSFER

SECTION 3.1   Notice of Proposed Transfer.  Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Sections 4.1, 4.2 or 4.3), the Holder thereof shall give written notice to the Registrant of its intention to effect such transfer at least two (2) business days prior to any such transfer.   Each such notice shall describe the manner of the proposed transfer and, if requested by the Registrant, shall be accompanied by an opinion of counsel reasonably satisfactory to the Registrant to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to an Affiliate of a transferor.  Each certificate or other instrument evidencing shares of Registrable Securities transferred as above provided shall bear a legend setting forth that the security has not been registered under the Securities Act and may not be transferred unless it has been registered under the Securities Act or an exemption from registration is available, except that such certificate or other instrument shall not bear such legend if (a) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (b) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Registrant) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

ARTICLE IV
REGISTRATION RIGHTS

SECTION 4.1     Demand Registration of Registrable Preferred Shares.

(a)           At any time, but not more than one time, the Holders of at least 33⅓ % of the Registrable Preferred Shares issued (the “Securities Initiating Holders”) may request in a written notice that the Registrant file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Preferred Shares held by such Securities Initiating Holders in the manner specified in such notice, provided that there must be included in such registration at least 33⅓ % of the Registrable Preferred Shares issued (or any lesser percentage if the anticipated aggregate offering price would exceed $5,000,000).  Following receipt of any notice under this Section 4.1, the Registrant shall (x) within ten (10) days notify any other Holders of such request in writing and (y) use its reasonable best efforts to cause to be registered under the Securities Act all Registrable Preferred Shares that the Securities Initiating Holders and any such other Holders have, within ten (10) days after the Registrant has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Securities Initiating Holders.

(b)           If the Securities Initiating Holders intend to have the Registrable Preferred Shares distributed by means of an underwritten offering and notify the Registrant of such intent the Registrant shall include such information in the written notice referred to in clause (x) of Section 4.1(a).  In such event, the right of any Holder to include its Registrable Preferred Shares in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Preferred Shares in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Securities Initiating Holders and such Holder) to the extent provided below.  All Holders proposing to distribute Registrable Preferred Shares through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters.  Such underwriter or underwriters shall be selected by a majority in interest of the Securities Initiating Holders and shall be approved by the Registrant, which approval shall not be unreasonably withheld, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Registrant to and for the benefit of such underwriters shall also be made to and for the benefit of the Securities Initiating Holders and such Holders of Registrable Preferred Shares, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Securities Initiating Holders and such Holders of Registrable Preferred Shares, and (iii) that no Securities Initiating Holder or any such Holder shall be required to make any representations or warranties to or agreements with the Registrant or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Preferred Shares of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter.  If any Holder of

Registrable Preferred Shares disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Preferred Shares by written notice to the Registrant, the managing underwriter and the Securities Initiating Holders.  The securities so withdrawn shall also be withdrawn from registration.

(c)           Notwithstanding any provision of this Agreement to the contrary:

(i)           the Registrant shall not be required to effect a registration pursuant to this Section 4.1 during the period starting with the date of filing by the Registrant of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Registrant or on behalf of the selling stockholders under any other registration statement which the Holders have been entitled to join pursuant to Section 4.3; provided, that the Registrant shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as soon as possible; and

(ii)           if the Registrant shall furnish to such Holders a certificate signed by the president of the Registrant stating that in the good faith opinion of the Board of Directors of the Registrant such registration would interfere with any material transaction then being pursued by the Registrant (a “Delay Notice”), then the Registrant’s obligation to use its reasonable best efforts to file such registration statement shall be deferred for a period not to exceed ninety (90) days (the “Delay Period”); provided, that (A) any Delay Period shall earlier terminate upon public disclosure of any such material transaction and (B) in no event may the Registrant furnish more than one Delay Notice to the Holders during any twelve (12) month period.

(d)           The Securities Initiating Holders may withdraw its Registrable Preferred Shares from a demand registration at any time prior to the effectiveness of the applicable demand registration statement.  Upon delivery of a notice by the Securities Initiating Holders to such effect, the Registrant shall cease all efforts to secure effectiveness of the applicable demand registration statement, and such registration shall not be deemed to be a demand registration with respect to such Securities Initiating Holder for purposes of this Section 4.1, so long as (i) such Securities Initiating Holder shall have paid or reimbursed the Registrant for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Registrant in connection with the registration of such withdrawn Registrable Preferred Shares (based on the number of securities the Securities Initiating Holder sought to register, as compared to the total number of securities included on such demand registration statement).

(e)           The Registrant shall be deemed to have effected a demand registration with respect to the applicable Securities Initiating Holders for purposes of this Section 4.1 if the demand registration statement is declared effective by the Commission and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Preferred Shares covered by such registration statement have been sold or withdrawn), or if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Preferred Shares by an underwriter or dealer (the “Preferred Demand Period”).  No demand registration shall be deemed to have been effected for purposes of this Section 4.1 if during the Preferred Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason or a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Securities Initiating Holder.

SECTION 4.2      Demand Registration of Registrable Shares.

(a)           At any time and from time to time, but not more than three times, the Holders of at least 33⅓ % of the Registrable Shares issued (the “Initiating Holders”) may request in a written notice that the Registrant file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Shares held by such Initiating Holders in the manner specified in such notice, provided that there must be included in such registration at least 33⅓ % of the Registrable Shares issued (or any lesser percentage if the anticipated aggregate offering price would exceed $5,000,000).  Following receipt of any notice under this Section 4.2, the Registrant shall (x) within ten (10) days notify any other Holders of Registrable Shares of such request in writing and (y) use its reasonable best efforts to cause to be registered under the Securities Act all Registrable Shares that the Initiating Holders and any such other Holders have, within ten (10) days after the Registrant has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

(b)           If the Initiating Holders intend to have the Registrable Shares distributed by means of an underwritten offering and notify the Registrant of such intent the Registrant shall include such information in the written notice referred to in clause (x) of Section 4.2(a).  In such event, the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Shares in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below.  All Holders proposing to distribute Registrable Shares through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters.  Such underwriter or underwriters shall be selected by the Holders of a majority of the Registrable Shares to be included in such registration statement and shall be approved by the Registrant, which approval shall not be unreasonably withheld, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Registrant to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders of such Registrable Shares, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Holders of such Registrable Shares, and (iii) that no Initiating Holder or any such Holder shall be required to make any representations or warranties to or agreements with the Registrant or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Shares of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter.  If any Holder of Registrable Shares disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Shares by written notice to the Registrant, the managing underwriter and the Initiating Holders.  The securities so withdrawn shall also be withdrawn from registration.

(c)           Notwithstanding any provision of this Agreement to the contrary:

(i)           the Registrant shall not be required to effect a registration pursuant to this Section 4.2 during the period starting with the date of filing by the Registrant of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Registrant or on behalf of the selling stockholders under any other registration statement which the Holders have been entitled to join pursuant to Section 4.3; provided, that the Registrant shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as soon as possible; and

(ii)           if the Registrant shall furnish to such Holders a Delay Notice, then the Registrant’s obligation to use its reasonable best efforts to file such registration statement shall be deferred for the Delay Period; provided., that (A) any Delay Period shall earlier terminate upon public disclosure of any such material transaction and (B) in no event may the Registrant furnish more than one Delay Notice to the Holders during any twelve (12) month period.

(d)           Each of the Initiating Holders may withdraw its Registrable Shares from a demand registration at any time prior to the effectiveness of the applicable demand registration statement.  Upon delivery of a notice by the Initiating Holders to such effect, the Registrant shall cease all efforts to secure effectiveness of the applicable demand registration statement, and such registration shall not be deemed to be a demand registration with respect to such Initiating Holder for purposes of this Section 4.2, so long as such Initiating Holder shall have paid or reimbursed the Registrant for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Registrant in connection with the registration of such withdrawn Registrable Shares (based on the number of securities the Initiating Holder sought to register, as compared to the total number of securities included on such demand registration statement).

(e)           The Registrant shall be deemed to have effected a demand registration with respect to the applicable Initiating Holders for purposes of this Section 4.2 if the demand registration statement is declared effective by the Commission and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Shares covered by such registration statement have been sold or withdrawn), or if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer (the “Demand Period”).  No demand registration shall be deemed to have been effected for purposes of this Section 4.2 if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason or a wrongful act, misrepresentation or breach of such applicable underwriting agreement by an Initiating Holder.

SECTION 4.3     Piggyback Registration.  Subject to Section 4.8, if at any time the Registrant determines that it shall file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Registrant’s existing stockholders) on any form that would also permit the registration of the Registrable Securities and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, the Registrant shall each such time promptly give each Holder written notice of such determination setting forth the date on which the Registrant proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Shares included in such registration.  Upon the written request of any Holder received by the Registrant no later than ten (10) days after the date of the Registrant’s notice, the Registrant shall use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has so requested to be registered (a “Piggyback Registration”); provided, that if at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such Piggyback Registration, the Registrant shall determine for any reason not to register or to delay registration of the equity securities covered by such Piggyback Registration, the Registrant shall give written notice of such determination to each Holder that had requested to register its Registrable Shares in such registration statement and thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration and (y) in the case of a determination to delay registration, in the absence of a request by the Holders to request that such registration be effected as a demand registration under Sections 4.1 or 4.2, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering the other equity securities covered by such Piggyback Registration.  If, in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the written opinion of the Registrant), the total amount of such securities to be so registered, including such Registrable Shares, will exceed the maximum amount of the Registrant’s securities which can be marketed (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the price, timing or distribution of the securities offered or the market for the securities offered, then the Registrant shall be entitled to reduce the number of Registrable Shares that each such Holder has so requested to be registered to that number which in the written opinion of the managing underwriter would permit all such Registrant securities to be so marketed.  Such reduction shall be allocated among all such Holders in proportion (as nearly as practicable) to the amount of Registrable Shares owned by each Holder at the time of filing the registration statement.

SECTION 4.4      Registration on Form S-3.  If at any time (a) any Holder of Registrable Shares requests in writing that the Registrant file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Shares held by such requesting Holder, the reasonably anticipated aggregate price to the public of which would exceed $3,000,000, and (b) the Registrant is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Registrant shall use its reasonable best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, the number of Registrable Shares specified in such request.  Whenever the Registrant is required by this Section 4.4 to use its reasonable best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Section 4.2(b) and (c) (including but not limited to the requirement that the Registrant notify all Holders of Registrable Shares from whom a request has not been received and provide them with the opportunity to participate in the offering), shall apply to such registration.

SECTION 4.5     Obligations of the Registrant.  Whenever required under Sections 4.1, 4.2 or 4.4 to use its reasonable best efforts to effect the registration of any Registrable Securities, the Registrant shall:

(a)           prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c)           furnish to the Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as they may reasonably request;

(d)           use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided further, that the Registrant shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

(e)           promptly notify each Holder for whom such Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)           furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Sections 4.1, 4.2, 4.3 or 4.4, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) a signed opinion, dated such date, of the independent legal counsel representing the Registrant for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of the Registrant, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Registrant (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Registrant included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

(g)           provide reasonable cooperation to the selling Holders of Registrable Securities and the managing or sole underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing or sole underwriter, if any, or Holders may reasonably request in writing at least two (2) business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least ten (10) business days prior to any other such sale;

(h)           enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

(i)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

(j)           use its reasonable best efforts to list the Restricted Securities covered by such registration statement with any securities exchange on which the Common Stock of the Registrant is then listed.

For purposes of Sections 4.5(a) and 4.5(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and six (6) months after the effective date thereof.

SECTION 4.6     Furnish Information.  It shall be a condition precedent to the obligations of the Registrant to take any action pursuant to this Agreement that the Holders shall furnish to the Registrant such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Registrant shall reasonably request and as shall be required in connection with the action to be taken by the Registrant.

SECTION 4.7     Expenses of Registration.  All expenses incurred in connection with each registration pursuant to Sections 4.1, 4.2, 4.3 and 4.4 of this Agreement, excluding underwriters’ discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, shall be paid by the Registrant, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), fees of the Financial Industry Regulatory Authority or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Registrant, and the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered); provided, however, that if a registration request pursuant to Sections 4.1, 4.2, 4.3 or 4.4 of this Agreement is subsequently withdrawn at the request of the Holders of a number of Registrable Securities such that the remaining Holders requesting registration would not have been able to request registration under the provisions of such Section, such withdrawing Holders shall bear such expenses.  The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.  For the avoidance of doubt, any expenses paid by the Registrant pursuant to this Section 4.7 shall only be expenses incurred in connection with the registrations pursuant to Sections 4.1, 4.2, 4.3 and 4.4 of this Agreement as set forth herein.

SECTION 4.8      Underwriting Requirements.  In connection with any underwritten offering, the Registrant shall not be required under Section 4.3 to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Registrant and the underwriters selected by the Registrant.

SECTION 4.9       Rule 144.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Registrant agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Registrant under the Securities Act and the Exchange Act;

(c)           furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Registrant as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Registrant, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Shares without registration; and

(d)           take such other actions as may be reasonably required by the Registrant’s transfer agent to consummate any distribution of Registrable Securities in accordance with the terms and conditions of Rule 144.

ARTICLE V
INDEMNIFICATION

SECTION 5.1       Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)           The Registrant shall indemnify and hold harmless each Holder, such Holder’s directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them, unless there is an actual conflict of interest between any indemnified parties, in which case such indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registrant (which consent shall not be unreasonably withheld); provided, further, that the Registrant shall not be liable to any Holder, such Holder’s directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Registrant expressly for use in connection with such registration by any such Holder, such Holder’s directors and officers, participating person or controlling person; and provided, further, that the indemnity agreement contained in this Section 5.1(a) shall not apply to any such loss, claim, damage, liability or action arising from the use by such Holder of any prospectus during any period when the Registrant has given notice to such Holder pursuant to Section 4.5(e) that the use of such prospectus must be suspended.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b)           Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Registrant, each of its directors and officers, each person, if any, who controls the Registrant within the meaning of the Securities Act, and each agent and any underwriter for the Registrant (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Registrant or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder to the Registrant expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Registrant or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them, unless there is an actual conflict of interest between any indemnified parties, in which case such indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

(c)           Promptly after receipt by an indemnified party under this Section 5.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.1, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party.  The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.1, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d)           To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI
MISCELLANEOUS

SECTION 6.1      Limitation on Registration Rights.  Notwithstanding any other provisions of this Agreement to the contrary, the Registrant shall not be required to register any Registrable Securities under this Agreement with respect to any request or requests made by any Holder after the sixth anniversary of the date hereof or, with respect to Registrable Preferred Shares, if the Series A Preferred Stock is redeemed in whole prior to the sixth anniversary of the date hereof, such earlier date of redemption.

SECTION 6.2      Lockup.  Each Holder shall, in connection with any  registration of the Registrant’s securities, upon the request of the Registrant or the underwriters managing any underwritten offering of the Registrant’s securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in the registration) without the prior written consent of the Registrant or such underwriters, as the case may be, for such period of time not to exceed ninety (90) days from the effective date of such registration as the Registrant or the underwriters may specify; provided, however, that all executive officers and directors of the Registrant shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this Section 6.2.

SECTION 6.3       Transfer of Registration Rights.  The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred to (a) any transferee of such Registrable Securities who acquires the Registrable Securities or (b) an Affiliate of such Holder; provided, however, that (i) the transferring Holder shall give the Registrant written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Registrant, to be bound as a Holder by the provisions of this Agreement; (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act; and (iv) the transferees of Registrable Securities of Investor may exercise their rights under Sections 4.1 and 4.2 not more than the total number of demand registrations set forth herein, less any demand registrations Investor or any other transferee has exercised pursuant hereto.  Except as set forth in this Section 6.3, no transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

SECTION 6.4       Successors and Assigns.  Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

SECTION 6.5       Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York.  Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the [exclusive] jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

SECTION 6.6        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6.7         Titles.  The titles of the Sections of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 6.8         Notices.  Any notice required or permitted under this Agreement shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, directed to (a) the Registrant at the address set forth below its signature hereof or (b) to a Holder at the address therefor as set forth in the Registrant’s records or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.  The giving of any notice required hereunder may be waived in writing by the parties hereto.  Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by mail or telex, with receipt acknowledged.

SECTION 6.9         Amendments and Waivers.  Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Registrant and the Holders of at least a majority of the Registrable Securities issued.  Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon each Holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder and all such securities, and the Registrant.

SECTION 6.10        Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 6.11         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

SECTION 6.12          Entire Agreement.  All prior agreements of the parties concerning the subject matter of this Agreement are expressly superseded by this Agreement.  This Agreement contains the entire Agreement of the parties concerning the subject matter hereof.  Any oral representations or modifications of this Agreement shall be of no effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

MERISEL, INC.

By:
	Name:	Donald R. Uzzi
	Title:	Chief Executive Officer
	Address:	127 West 30th Street, 5th Floor New York, NY 10001
	Attention:	Donald R. Uzzi or Victor L. Cisario
Email: Donald.uzzi@merisel.com and victor.cisario@merisel.com

PHOENIX ACQUISITION COMPANY II, L.L.C.

By:	Stonington Capital Appreciation 1994 Fund, L.P., its sole member,
By:	Stonington Partners, L.P., its general partner,
By:	Stonington Partners, Inc. II, its general partner

By:
Name: Title: Address: Attention: Telecopier:

[Signature Page to Registration Rights Agreement]